                            LEASE AMENDING AGREEMENT


              THIS AGREEMENT dated the 4th day of September, 1996.

BETWEEN:


             YONGE HILLCREST CORPORATION
             (hereinafter called the "Landlord")


                                                               OF THE FIRST PART

             - and -



             INTERNATIONAL CAREER SPECIALISTS LTD.
             (hereinafter called the "Tenant")

                                                              OF THE SECOND PART
             - and -


             JOHN A. IRWIN
             (hereinafter called the "Indemnifiee')


                                                               OF THE THIRD PART


WHEREAS by a lease made as of the 26th day of July, 1994 (the "Lease"), the Landlord leased to the Tenant for a term of three (3) years, commencing on the 12th day of September, 1994 and ending on the 1 lth day of September, 1997, certain premises comprising an area of approximately 2,037 square feet of Rentable Area on the second floor of the building municipally known as 5075 Yonge Street, North York, and more particularly described in Schedule "A" attached to the Lease (the "Leased Premises");

AND WHEREAS the Landlord and the Tenant have agreed that the Landlord will lease to the Tenant and the Tenant will lease from the Landlord additional space of approximately seven hundred and eight (708) square feet (the "Additional Premises") from and including September 15, 1996 for the balance of the Term of the Lease, at an annual rent of four dollars ($4.00) per square foot of


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Rentable Area of the Additional Premises upon the terms and conditions set out in this Agreement, and which Additional Premises are known as Suite 203.


NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) paid by each of the parties hereto to the other, the receipt and sufficiency whereof is hereby by each acknowledged, and for other good and valuable consideration, the Landlord and Tenant covenant and agree as follows:

1. The foregoing recitals are true in substance and in fact and form part of this Agreement.

2. The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Additional Premises from and including September 15, 1996 (the "Effective Date") to and including September 11, 1997 upon the terms and conditions set out in the Lease, as amended by this Agreement.

3. The Lease shall be and the same is hereby amended to include the Additional Premises in any reference to Leased Premises contained in the Lease. The Landlord and the Tenant acknowledge and agree that the Leased Premises (including the Additional Premises) contain a Rentable Area of two thousand, seven hundred and forty five (2,745) square feet in the Building.

4. The Tenant acknowledges and agrees that from and after the Effective Date, its Proportionate Share as defined in the Lease will be increased to reflect the inclusion of the Additional Premises in the meaning attributable to "Rentable Area of the Leased Premises" and the Tenant will pay annual rent on the Additional Premises as provided for in paragraph 5 of this Agreement, and will pay throughout the Term the Tenant's Proportionate Share of Taxes and Operating Costs, as set out in Article V of the Lease.

5. The Lease shall be and the same is hereby amended with respect to the annual rent payable under the Lease to the extent that the first paragraph of Section 2.3 of the Lease is deleted in its entirety and, the following is inserted in its place:

         'Base Rent: YIELDING AND PAYING therefor yearly and every year during the period commencing on September 12, 1994 up to and including September 14, 1996, a rent of SIXTEEN THOUSAND, TWO HUNDRED AND NINETY SIX DOLLARS ($16,296.00) of lawful money of Canada, to be paid in equal consecutive monthly instalments of ONE THOUSAND, THREE HUNDRED AND FIFTY-EIGHT DOLLARS ($1,358.00) each on the first day of each month in each year (calculated at the rate of eight dollars ($8.00) per square foot of Rentable Area of the Leased Premises per annum).

         YIELDING AND PAYING therefor yearly and every year for the period commencing on September 15. 1996 up to and including September 11. 1997, a rent of NINETEEN THOUSAND, ONE HUNDRED AND TWENTY-EIGHT DOLLARS ($19.128.00) of lawful money of Canada to be paid in advance in equal consecutive monthly instalments of ONE THOUSAND FIVE HUNDRED AND NINETY-FOUR DOLLARS ($1,594. 00) each on the first day of each month in each year (calculated at the rate of three dollars and fifty cents ($3.50) per square foot for 2,037 square feet of Rentable Area of the Leased Premises per annum and at four dollars ($4. 00) per square foot for 708 square feet of Rentable Area of the Leased Premises per annum).

6. The parties hereto agree that the Tenant is accepting the Additional Premises "as is" but subject to the following work to be completed by the Landlord;

         (a)     removal of demising wall between Suites 203 and 204;
         (b)     repair of hole in wail near door;
         (c)     removal of all existing walls; and
         (d)     cleaning and repair of carpet.

         The existing counter-top, cupboards and shelf units will remain in the Additional Premises.

7. The lease to the Tenant of the Additional Premises is subject to termination by the Landlord on sixty (60) days prior written notice (the "Notice"). On the date specified in the Notice, the Tenant shall return vacant possession of the Additional Premises to the Landlord,

8. The Taxes, Operating Costs and Hydro for 1996 are estimated to be $13.83 per square foot of Rentable Area of the Leased Premises. This amount is subject to adjustment by the Landlord once the actual costs for 1996 are determined.

9. Each of the Landlord and the Tenant covenants with the other that it has in itself the absolute right, full power and authority to execute this Agreement and amend the Lease as provided herein and that neither party has taken any action whereby the Lease, the Leased Premises or the unexpired residue of the Term is or may be charged, encumbered, transferred or assigned.

10. The Lease as amended by this Agreement is hereby ratified and confirmed and shall remain in full force and effect.

11. Each of the Landlord and the Tenant covenants and agrees with the other that it will, and at all times hereafter, at the reasonable request of the other, make or, procure to be made, done or executed, all such further assurances as may be reasonably required from time to time to give effect to the terms of this Agreement.

12. This Agreement shall enure to the benefit of and be binding upon the Landlord and Tenant and their respective successors and assigns,

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date and year first written above.

                         YONGE HILLCREST CORPORATION


                         Per:                                             c/s
                             -------------------------------------------
                                 Nbme:  PETER MENKES
                                 Title: VICE PRESIDENT

                         INTERNATIONAL CAREER SPECIALISTS LTD.



                         Per:                                             c/s
                             -------------------------------------------
                                 Name:  John Irwin
                                 Title: President           cl




 WITNESSF..              JOHN A. IRWIN